UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    August 9, 2006

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Crews Road, Suite J Matthews, North Carolina	28106

(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 9, 2006, PokerTek, Inc. (the “Company”) and Mr. Hal Shinn, the Company’s Chief Technology Officer, entered into an Extension to Key Employee Agreement (the “Extension”) that further amended that certain Key Employee Agreement between the Company and Mr. Shinn, dated as of August 9, 2004 and amended effective July 1, 2005 (the “Employment Agreement”). Pursuant to the Extension, the Company and Mr. Shinn agreed to extend the term of the Employment Agreement for a two-year period expiring on August 9, 2008, unless earlier terminated. All other terms of the Employment Agreement remain in full force and effect.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Extension to Key Employee Agreement between PokerTek, Inc. and Mr. Hal Shinn, effective August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2007	POKERTEK, INC.

	By:	/s/ Christopher Daniels
Christopher Daniels, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Extension to Key Employee Agreement between PokerTek, Inc. and Mr. Hal Shinn, effective August 9, 2006.